UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 21, 2025

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	333-273162	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GOAI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 21, 2025, the Board of Directors of Eva Live Inc. approved the dismissal of Michael Gillespie & Associates, PLLC (“Gillespie”), as the Company’s independent registered public accounting firm. Gillespie had been engaged on May 5, 2024, but had not yet completed any audit reports for the Company.

As for the date of this disclosure, Gillespie has not issued audit reports; therefore, there are:

a)	No audit reports on the Company’s financial statements issued by Gillespie contained an adverse opinion, disclaimer of opinion, or modification.

The Company determined that it was in the best interest of the Company and its shareholders to make this change due to delays in the commencement of the audit and the auditor’s requests for documentation that the Company believes were beyond the customary scope necessary for the engagement.

On March 21, 2025, the Company engaged Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm for the fiscal year ending 2023 and 2024. The selection of Olayinka was based on its ability to meet the Company’s reporting requirements and its alignment with the Company’s needs.

The Company has provided Michael Gillespie & Associates, PLLC, with a copy of this disclosure and requested that they provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made.

9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

March 24, 2025	By:	/s/ David Boulette
Date		David Boulette